Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.’s 333-56576, 333-64246, 333-32666, 333-103622, 333-116449, 333-122708 and 333-126306) of our report dated October 1, 2007, with respect to the consolidated financial statements of Selectica, Inc., included in the Annual Report (Form 10-K) for the three year period ended March 31, 2007.

/s/ Armanino McKenna, LLP

San Ramon, California

October 1, 2007